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                                                                   EXHIBIT 10.18

                                   RETEK INC.

                 RETENTION AND SEVERANCE PLAN FOR KEY EMPLOYEES

      1.    PURPOSE.

      The Board of Directors of Retek Inc., a corporation organized under the laws of the State of Delaware, has recognized that the possibility of a Change in Control (as hereinafter defined) exists and that the threat or the occurrence of a Change in Control can result in significant distractions to its key management personnel because of the uncertainties inherent in such a situation. The Board has determined that it is essential and in the best interest of Retek Inc. and its stockholders to retain the services of certain key employees (the "KEY EMPLOYEES") in the event of a threat or occurrence of a Change in Control and to ensure such Key Employees' continued dedication and efforts. Therefore, in order to induce the Key Employees to remain in the employ of Retek Inc., particularly in the event of a threat or the occurrence of a Change in Control, the Board has adopted this Retention and Severance Plan for Key Employees. Capitalized terms that are not otherwise defined in the context in which they first appear are defined in Section 2 below.

      2.    DEFINITIONS.

      "BOARD" shall mean the Board of Directors of the Company.

      "CAUSE" shall mean a Participant's (i) conviction of a felony (from which no further appeals have been or can be taken), or (ii) gross misconduct as an employee of the Company that is materially injurious to the financial status or reputation of the Company. No act or failure to act on a Participant's part shall be deemed to be a termination for Cause if done, or omitted to be done, in good faith, and with the reasonable belief that the action or omission was in the best interests of the Company.

      "CHANGE IN CONTROL" shall mean any of the following events:

            (i)   a dissolution or liquidation of the Company;

            (ii) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings);

            (iii) a merger in which the Company is the surviving corporation but after which the stockholders of the Company (other than any stockholder which merges (or which owns or controls another corporation which merges) with the Company in such merger) cease to own their shares or other equity interests in the Company;

            (iv) the sale of all or substantially all of the assets of the Company; or

            (v) the acquisition, sale or transfer of more than 50% of the outstanding common
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      stock of the Company by tender offer or similar transaction.

      "CHANGE IN CONTROL DATE" shall mean the date of the consummation of a Change in Control.

      The "COMPANY" shall mean Retek Inc., a corporation organized under the laws of the State of Delaware, and shall include the "Successors and Assigns" of Retek Inc. (as such term is hereinafter defined).

      "COMPENSATION COMMITTEE" shall mean the Compensation Committee of the Board.

      "CONSULTING PERIOD" shall mean either (i) the period beginning on the Employment Termination Date and continuing until the second anniversary of such date if a Participant is employed by the Company on a Change in Control Date or
(ii) the period beginning on the Change in Control Date and continuing until the second anniversary of such date if a Participant is on an approved leave of absence, as described under Section 3(d) below, on such Change in Control Date.

      "DISABILITY" shall mean, with respect to any period of the Term prior to the Employment Termination Date, a physical or mental infirmity which impairs a Participant's ability to substantially perform such Participant's duties as an employee with the Company for one hundred eighty (180) days or more during any twelve (12) month period and such Participant has not returned to full time employment prior to the Employment Termination Date.

      "EFFECTIVE DATE" shall mean the date that the Retention Plan is approved by the Compensation Committee.

      "EMPLOYMENT TERMINATION DATE" shall mean the date of a Participant's Involuntary Termination.

      The "EQUITY PLAN" shall mean the Retek, Inc. 1999 Equity Incentive Plan, as amended from time to time, and any successor plan.

      "GOOD REASON" shall mean the occurrence of any of the events or conditions described in subsections (i) through (vi) below; PROVIDED, HOWEVER, that a Participant gives the Company thirty (30) days' written notice of his or her intent to resign for Good Reason (during which time the Company will have an opportunity to correct the condition constituting "Good Reason"):

            (i) A Participant's good faith determination that any of the following has occurred:

                  (1) the assignment to a Participant of any duties or responsibilities which are substantially inconsistent with a Participant's responsibilities as in effect immediately prior to such assignment; or

                  (2) any removal of a Participant from or failure to reappoint or reelect a Participant to any of such offices or positions, except in connection with the termination of a Participant's employment for Disability, Cause, as a result of a Participant's death, or by a Participant other than for Good Reason;

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                  (ii)  a reduction in a Participant's base salary;

                  (iii) the relocation by the Company of a Participant's principal workplace to a location that is more than 50 miles from the location of such principal workplace as of the Effective Date;

                  (iv) a material reduction by the Company in the kind or level of employee benefits (other than salary) to which a Participant is entitled as of the Effective Date;

                  (v) any material breach by the Company of any provision of this Retention Plan or any employment agreement between the Company and a Participant; or

the failure of the Company to obtain an agreement from any Successors and Assigns to assume this Retention Plan, as contemplated in Section 9(d) hereof.

      "INVOLUNTARY TERMINATION" shall mean the termination of a Participant's employment with the Company either (i) by the Company due to a Participant's Disability, (ii) by the Company for reasons other than for Cause, (iii) by a Participant for Good Reason or (iv) as a consequence of a Participant's death.

      "PARTICIPANT" a person designated by the Plan Committee and approved by the Compensation Committee as a participant in the Retention Plan; PROVIDED, HOWEVER, that the Plan Committee, with the approval of the Compensation Committee, may cancel any Participant's participation in the Retention Plan subject to and in accordance with the terms of Section 7 hereof.

      "PLAN COMMITTEE" shall mean a committee consisting of the Company's Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, and Vice President -- Human Resources.

      "POTENTIAL CHANGE IN CONTROL PERIOD" means the period beginning on the date of execution of an agreement with respect to a transaction the consummation of which would constitute or result in a Change in Control, and ending on either the date immediately following the Change in Control Date or the date on which such agreement is terminated or the transaction contemplated therein otherwise is abandoned; PROVIDED, HOWEVER, any Potential Change in Control Period must commence prior to the seventh anniversary of the Effective Date. In the event that any Potential Change in Control Period does not result in a Change in Control, a subsequent Potential Change in Control may occur during the Term.

      "RETENTION PLAN" shall mean this Retek Inc. Retention and Severance Plan for Key Employees, as amended from time to time.

      "SUCCESSORS AND ASSIGNS" shall mean either a successor corporation or entity or a corporation or other entity acquiring all or substantially all of the assets and business of the Company (including this Retention Plan) whether by operation of law or otherwise.

      "TERM" shall mean the period beginning on the Effective Date and continuing, as applicable, until either (i) the seventh anniversary of the Effective Date, if a Change in Control Date has not occurred prior to such anniversary and a Potential Change in Control Period is not in effect on such anniversary date, (ii) the second anniversary of a Change in Control Date, or
(iii) such later date as

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the Plan Committee shall determine; PROVIDED, HOWEVER, that in the event that there is a Potential Change in Control Period in effect on the seventh anniversary of the Effective Date, the Term shall extend until either (i) such Potential Change in Control Period ends without the occurrence of a Change in Control or (ii) the second anniversary of a Change in Control that occurs in connection with such Potential Change in Control Period. The end of the Term shall not, in any way, adversely impact any Participant's right to receive the payments and benefits set forth in this Retention Plan according to its terms.

      "WAIVER AND RELEASE" shall have the meaning set forth in Section 3(c) below.

      3.    ENTITLEMENTS.

            (a) GENERAL. During the Term, each Participant in the Retention Plan will be entitled to the payments and benefits described in this Section 3 in accordance to the terms and provisions set forth below.

            (b) UPON THE OCCURRENCE OF A CHANGE IN CONTROL DATE WHEN A PARTICIPANT IS AN EMPLOYEE. If, during the Term, a Change in Control occurs and a Participant is employed by the Company on the Change in Control Date, with respect to any stock options held by such Participant, one of the following shall apply:

            (i) If the acquiring entity otherwise agrees to assume the Participant's outstanding stock options or provide the Participant with substitute stock options that are subject to substantially the same terms as the options exchanged therefore, immediately prior to the Change in Control Date, any stock options held by such Participant that would have become vested on or before the first anniversary of the Change in Control Date shall become immediately vested and exercisable.

            (ii) If the acquiring entity does not assume the Participant's outstanding stock options or provide the Participant with substitute stock options that are subject to substantially the same terms as the options exchanged therefore, immediately prior to the Change in Control Date, all stock options held by such Participant shall become immediately vested and exercisable.

            (c) UPON THE OCCURRENCE OF AN INVOLUNTARY TERMINATION ON OR AFTER THE CHANGE IN CONTROL DATE. In the event that a Participant suffers an Involuntary Termination during the period beginning on the Change in Control Date and ending on the second anniversary of such date, such Participant shall be entitled to the payments and benefits described in this Section 3(c); PROVIDED, HOWEVER, that, except as provided in Section 3(c)(iv) below, unless a Participant becomes deceased prior to the time he or she is able to execute the waiver and release, the Participant's entitlement to the payments and benefits described in this Section 3(c) shall be contingent upon execution by the Participant of a valid and enforceable mutual waiver and release of claims and restrictive covenant agreement in substantially the form set forth at Exhibit A hereto (the "WAIVER AND RELEASE").

            (i) As of the Employment Termination Date, all Company stock options held by the Participant shall become fully vested and exercisable.

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            (ii)  As of the Employment Termination Date, the Participant's
      employment with the Company shall terminate and the Participant shall become, as of such date, a consultant for the Company. The Participant shall continue to serve as a consultant of the Company until the end of the Consulting Period. During the Consulting Period, the Participant shall have the duties and responsibilities set forth in Section 4 below and such other duties and responsibilities as may otherwise be agreed by the Participant. The parties hereto acknowledge and agree that the Participant shall continue in the service of the Company during the Consulting Period for purposes of any unexercised stock options held by the Participant as of the Employment Termination Date and such stock options shall remain exercisable throughout the Consulting Period in accordance with the terms of the Equity Plan.

            (iii) Subject to the terms of Section 3(c)(iv) below, as soon as practicable after the execution by a Participant of the Waiver and Release, the Company shall pay the Participant:

                  (A) a lump sum cash amount equal to his or her then effective annual base salary multiplied by 1.5; plus

                  (B) a lump sum cash amount equal to his or her then effective annual target bonus multiplied by 1.5.

            (iv) In the event that the Company does not provide a Participant with a Waiver and Release on the Employment Termination Date or within five working days thereafter, such Participant will immediately become entitled to the payments and benefits described in Sections 3(c)(i) through 3(c)(iii) above even though the Participant has not executed a Waiver and Release.

            (v) Beginning on the Employment Termination Date and continuing until the end of the eighteenth month occurring thereafter, a Participant shall continue to participate in all benefit plans (to the extent possible under the terms of such plans) and to receive all fringe benefits from the Company to which he or she was entitled on the Change in Control Date, PROVIDED that if the Participant obtains subsequent employment and such employment provides the Participant substantially similar or more generous fringe benefits, the Company's obligations in this regard shall cease on the date that the Participant becomes entitled to receive such benefits from his or her subsequent employer.

            (vi) In the event that a Participant dies during the Consulting Period, the Participant's beneficiary or estate shall be entitled to the benefits set forth in this Section 3(c), to the extent possible under the terms of each applicable benefit plan, for the remainder of the Consulting Period, including, without limitation, the continued exerciseability of any stock options held by the Participant prior to this death. For purposes of this Agreement, any reference to the Participant shall be deemed to refer to the Participant's beneficiary or estate, as applicable, after the Participant's death.

            (vii) Except as expressly set forth in this Section 3(c) or in connection with the services the Participant performs in compliance with his or her obligations under Section 4

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      below, neither the Participant nor the Participant's estate shall be entitled to any compensation or benefits from the Company during the Consulting Period.

            (d) UPON A CHANGE IN CONTROL DATE OCCURRING SUBSEQUENT TO AN ASSESSMENT PERIOD OR AN INVOLUNTARY TERMINATION (OTHER THAN DUE TO DEATH) DURING A POTENTIAL CHANGE IN CONTROL PERIOD. If at any time after the Effective Date and prior to a Change in Control Date a Participant suffers an Involuntary Termination (other than an Involuntary Termination due to death), such Participant will become subject to the terms and conditions of this Section 3(d).

            (i) If a Participant suffers an Involuntary Termination (other than an Involuntary Termination due to the Participant's death) at any time on or after the Effective Date, and the Employment Termination Date is not within a Potential Change in Control Period, during the six-month period after the Employment Termination Date (the "ASSESSMENT PERIOD") the Participant shall be deemed to be on an unpaid approved leave of absence, including, without limitation, for purposes of the Equity Plan. During the Assessment Period, the vesting of the Participant's stock options under the Equity Plan shall be suspended. If the Compensation Committee, in its sole discretion, reinstates the Participant's employment with the Company during the Assessment Period, the Participant's stock options will be vested, as of the date of rehire, in the same manner as if such vesting had not been suspended during the Assessment Period. If a Potential Change in Control Period does not begin during the Assessment Period and the Participant is not rehired by the Company on or before the end of the Assessment Period, the Participant's service with the Company shall terminate for all purposes, including for purposes of the Equity Plan, on the last day of the Assessment Period. If, at any time after the Effective Date, the Participant suffers an Involuntary Termination (other than an Involuntary Termination due to the Participant's death), either (A) during a Potential Change in Control Period or (B) during an Assessment Period which ends with the commencement of a Potential Change in Control Period, the Participant shall be deemed to be on an unpaid approved leave of absence, including, without limitation, for purposes of the Equity Plan, beginning on the Employment Termination Date and continuing until the end of the Potential Change in Control Period.

            (ii) In the event that a Change in Control occurs in connection with a Potential Change in Control Period during which a Participant is on an approved leave of absence as described above, such Participant shall be entitled to the payments and benefits described in this Section 3(d)(ii); PROVIDED, HOWEVER, that, except as provided in Section 3(d)(ii)(D) below, unless a Participant becomes deceased prior to the time he or she is able to execute the Waiver and Release, the Participant's entitlement to the payments and benefits described in this Section 3(d) shall be contingent upon execution by the Participant of a valid and binding Waiver and Release.

                  (A) Immediately prior to the Change in Control Date, all stock options exercisable for Company stock held by the Participant shall become fully vested and exercisable; PROVIDED, HOWEVER, that in the event that for any reason the Change in Control Date does not occur the status of the Participant's stock options shall revert to their unvested condition as in effect prior to such acceleration.

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                  (B)   As of the Change in Control Date, the Participant's
            approved leave of absence and employment with the Company shall terminate and the Participant shall become, as of such date, a consultant for the Company. The Participant shall continue to serve as a consultant of the Company until the end of the Consulting Period. During the Consulting Period, the Participant shall have the duties and responsibilities set forth in Section 4 below and such other duties and responsibilities as may otherwise be agreed by the Participant. The parties hereto acknowledge and agree that the Participant shall continue in the service of the Company during the Consulting Period for purposes of any unexercised stock options held by the Participant as of the Change in Control Date and such stock options shall remain exercisable throughout the Consulting Period in accordance with the terms of the Equity Plan.

                  (C) Subject to the terms of Section 3(d)(ii)(D) below, as soon as practicable after the execution by a Participant of the Waiver and Release, the Company shall pay the Participant:

            (i) a lump sum cash amount equal to his or her annual base salary, as in effect on the Employment Termination Date, multiplied by 1.5; plus

            (ii) a lump sum cash amount equal to his or her annual target bonus, as in effect on the Employment Termination Date, multiplied by 1.5.

                  (D) In the event that the Company does not provide a Participant with a Waiver and Release on the Change in Control Date or within five working days thereafter, such Participant will immediately become entitled to the payments and benefits described in Section 3(d)(ii) even though the Participant has not executed a Waiver and Release.

                  (E) Beginning on the Change in Control Date and continuing until the end of the eighteenth month occurring thereafter, a Participant shall continue to participate in all benefit plans (to the extent possible under the terms of such plans) and to receive all fringe benefits from the Company to which he or she was entitled on the Employment Termination Date, PROVIDED that if the Participant obtains subsequent employment and such employment provides the Participant substantially similar or more generous fringe benefits, the Company's obligations in this regard shall cease on the date that the Participant becomes entitled to receive such benefits from his or her subsequent employer.

                  (F) In the event that a Participant dies during the Consulting Period, the Participant's estate shall be entitled to the benefits set forth in this Section 3(d), to the extent possible under the terms of each applicable benefit plan, for the remainder of the Consulting Period, including, without limitation, the continued exerciseability of any stock options held by the Participant prior to this death. For purposes of this Agreement, any reference to the Participant shall be deemed to refer to the Participant's beneficiary or estate, as applicable, after the Participant's death.

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                  (G)   Except as expressly set forth in this Section 3(d) or in
            connection with the services the Participant performs in compliance with his or her obligations under Section 4 below, neither the Participant nor the Participant's estate shall be entitled to any compensation or benefits from the Company during the Consulting Period.

            (e) INVOLUNTARY TERMINATION DUE TO DEATH DURING A POTENTIAL CHANGE IN CONTROL PERIOD. In the event that a Participant dies during a Potential Change in Control Period, the terms of this Section 3(e) shall apply to the Participant's estate or beneficiary, as applicable.

            (i) If the Participant dies during a Potential Change in Control Period, as of the time of the Participant's death all his or her outstanding stock options shall become immediately vested (the portion of the Participant's stock options that becomes accelerated upon his or her death shall hereinafter be referred to as the "ACCELERATED OPTIONS"); PROVIDED, HOWEVER, the Accelerated Options shall not be exercisable until immediately prior to the occurrence of a Change in Control Date in connection with such Potential Change in Control Period exercisable; and PROVIDED FURTHER, HOWEVER, that in the event that for any reason the Change in Control Date does not occur the status of the Participant's Accelerated Options shall revert to their unvested condition as in effect prior to such acceleration.

            (ii) In the event that the Potential Change in Control Period results in a Change in Control, the Participant's beneficiary or estate shall be entitled to the benefits described in this Section 3(e)(ii).

                  (A) Immediately prior to the Change in Control Date, the Accelerated Options shall become exercisable and shall remain exercisable until the second anniversary of the Change in Control Date.

                  (B) As soon as practicable after the Change in Control Date, the Company shall pay the Participant's beneficiary or estate:

                        (I) a lump sum cash amount equal to the Participant's base salary as in effect on the date of death multiplied by 1.5; plus

                        (II) a lump sum cash amount equal to the Participant's target annual bonus as in effect on date of death multiplied by 1.5.


            (f) MITIGATION. The Participants shall not be required to mitigate the amount of any payment provided for in this Retention Plan by seeking other employment or otherwise, and no such payment shall be offset or reduced by the amount of any compensation or benefits provided to any Participant in any subsequent employment, PROVIDED that if a Participant obtains subsequent employment and such employment provides the Participant substantially similar or more generous fringe benefits, the Company's obligations in this regard shall cease on the date that the Participant becomes entitled to receive such benefits from his or her subsequent employer.

            (g) NO LIMITATION ON ADDITIONAL BENEFITS. Except as expressly provided in Section 3(h) below, the compensation and benefits provided for in this Section 3 shall not limit any additional benefits to which a Participant may be entitled (except pursuant to any severance or termination policies, plans, programs or practices).

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            (h)   SPECIAL TERMS APPLICABLE TO NON-US PERSONS. If a Participant
is subject to the laws of a jurisdiction other than the United States of America and such jurisdiction provides the Participant with any statutory rights to compensation or benefits in the event of his or her Involuntary Termination or upon a Change in Control, the Participant or the Participant's estate, as the case may be, shall be entitled to receive the compensation and benefits set forth in this Agreement only to the extent that such compensation and benefits exceed what the Participant is otherwise entitled to receive under such statutes. The Company hereby agrees to use its best efforts to equitably determine the benefits that the Participant shall be entitled to receive under this Agreement in the event that the Participant is subject to this Section 3(h).

      4.    CONSULTING SERVICES TO THE COMPANY.

      During the Consulting Period, the Company may contact the Participant for brief consultations by telephone or email, not to exceed one hour per month in the aggregate.

      5.    TAX GROSS-UP PAYMENTS.

            (a) ENTITLEMENT. In the event that any of the payments or benefits due to a Participant (including, without limitation, any accelerated vesting of equity-based awards) provided for in this Agreement or any other payments or benefits due to a Participant (individually, a "PAYMENT", and collectively, "PAYMENTS") (i) constitute "parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "CODE"), and (ii) but for this Section, would be subject to the excise tax imposed by Section 4999 of the Code (the "EXCISE TAX"), then the Participant shall receive a full gross-up ("TAX GROSS-UP") for any and all Excise Taxes imposed.

            (b) DETERMINATION OF AMOUNT. An initial determination as to whether the Excise Tax will be imposed, the amount of the Excise Tax and the calculated Tax Gross-up shall be made, at the Company's expense, by the accounting firm that is the Company's independent accounting firm as of the date of the Change in Control (the "ACCOUNTING FIRM"). The Accounting Firm shall provide its determination (the "DETERMINATION"), together with detailed supporting calculations and documentation, to the Company and the Participant within ten (10) days of the Employment Termination Date, if applicable, or such other time as requested by the Company or by the Participant (provided the Participant reasonably believes that any of the Payments may be subject to the Excise Tax) and, if the Accounting Firm determines that no Excise Tax is payable by the Participant with respect to a Payment or Payments, it shall furnish the Participant with an opinion reasonably acceptable to the Participant that no Excise Tax will be imposed with respect to any such Payment or Payments. Within ten (10) days of the delivery of the Determination to the Participant, the Participant shall have the right to dispute the Determination (the "DISPUTE"). If there is no Dispute, the Determination shall be binding, final and conclusive upon the Company and the Participant.

            (c) OVERPAYMENTS AND UNDERPAYMENTS. As a result of uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Tax Gross-Up payments not made by the Company should have been made ("UNDERPAYMENT"), or that Tax Gross-Up payments will have been made by the

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Company which should not have been made ("OVERPAYMENTS"). In either such event, the Accounting Firm shall determine the amount of the Underpayment or Overpayment that has occurred. In the case of an Underpayment, the amount of such Underpayment shall be promptly paid by the Company to or for the benefit of the Participant. In the case of an Overpayment, the Participant shall, at the direction and expense of the Company, take such steps as are reasonably necessary (including the filing of returns and claims for refund), follow reasonable instructions from, and procedures established by, the Company, and otherwise reasonably cooperate with the Company to correct such Overpayment.

      6.    EMPLOYMENT TAXES.

      All payments made pursuant to this Retention Plan will be subject to applicable withholdings of income and employment taxes.

      7.    ADMINISTRATION.

            (a) GENERAL. Except where the Retention Plan provides otherwise, the Retention Plan shall be administered by the Plan Committee, which shall have full authority to interpret the Retention Plan, to establish rules and regulations relating to the Retention Plan, and to make all other determinations and take all other actions necessary or appropriate for the proper administration of the Retention Plan. The Plan Committee's interpretation of the Retention Plan, and all actions taken within the scope of its authority, shall be final and binding on members of the Company, Participants, employees, former employees and beneficiaries.

            (b) SELECTION OF PARTICIPANTS; REMOVAL OF PARTICIPANTS. The Plan Committee shall, subject to the approval of the Compensation Committee and subject to the terms of Section 7(d) below, determine who shall participate in the Retention Plan. The Plan Committee shall present the name or names of any proposed Participant(s) to the Compensation Committee in writing and the Compensation Committee shall select which of such proposed Participants shall become Participants in the Retention Plan. Conversely, the Plan Committee, in its sole discretion but subject to the approval of the Compensation Committee and the terms of Section 7(d) below, may discontinue any Participant's participation in the Retention Plan at any time for any reason.

            (c) AMENDMENTS TO THE RETENTION PLAN. The Plan Committee may, subject to the approval of the Compensation Committee and subject to the terms of Section 7(d) below, amend, modify or terminate this Retention Plan, in whole or in part, at any time and from time to time, including, without limitation, with respect to increasing or decreasing the payments and benefits provided under this Retention Plan.

            (d) MODIFICATIONS/CHANGE IN PARTICIPANTS PROHIBITED AND VOID DURING CERTAIN PERIODS. No amendment or modification and no addition or removal of Participants may be effected during a Potential Change in Control Period or at any time on or after a Change in Control Date. In addition, any modification, amendment, addition of Participants or removal of and Participants that occurs during the six-month period prior to the commencement of a Change in Control Period shall be void AB INITIO upon the commencement of such Potential Change in Control Period.

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      8.    DESIGNATION OF BENEFICIARY.

      A Participant may designate a beneficiary or beneficiaries who, in the event of the Participant's death prior to the payment of any Payment that is otherwise due hereunder, shall receive payment of any such payment due under the Retention Plan. Such designation shall be made by the Participant on a form prescribed by the Company. The Participant may, at any time, change or revoke such designation. A beneficiary designation, or revocation of a prior beneficiary designation, will be effective only if it is made in writing on a form provided by the Company, signed by the Participant and received by its the Company's General Counsel. If the Participant does not designate a beneficiary or the beneficiary dies prior to receiving the entire amount of any payment payable under the Retention Plan, such amount shall be paid to the Participant's estate. If the beneficiary dies after receiving any payment of a payment, any amounts remaining to be paid shall be paid to the beneficiary's estate.

      9.    MISCELLANEOUS PROVISIONS.

            (a) VOLUNTARY ARRANGEMENT. This Retention Plan is completely voluntary on the part of the Company. No employee or other person shall have any claim or right to participate in this Retention Plan other than as provided hereunder. Neither the establishment of this Retention Plan, nor any action taken hereunder, shall be construed as giving any employee any right to be retained in the employ of the Company or shall affect the terms and conditions of any Participant's employment with the Company. Furthermore, except as expressly set forth in the Retention Plan, a Participant may be removed from participation in the Retention Plan by the Plan Committee, with the approval of the Compensation Committee, at any time and for any reason.

            (b) NON-TRANSFERABILITY. A Participant's right and interest under the Retention Plan may not be assigned or transferred, except as provided in
Section 8 hereof, and any attempted assignment or transfer shall be null and void and shall extinguish, in the Plan Committee's sole discretion, the Company's obligation under the Retention Plan to make any payment with respect to such Participant.

            (c) UNFUNDED ARRANGEMENT. The Retention Plan shall be unfunded and any payments made hereunder shall be paid from the general assets of the Company. The Company shall not be required to establish any special or separate fund, or to make any other segregation of assets, to assure payment of the payments.

            (d) SUCCESSORS. The Retention Plan shall be binding upon and inure to the benefit of any successor or successors of the Company and the heirs and beneficiaries of each Participant. In addition, the Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization, recapitalization or otherwise) to all or substantially all of the business, assets or liabilities of the Company expressly to assume and to agree to perform its obligations under the Retention Plan in the same manner and to the same extent that the Company would be required to perform such obligations if no such succession has taken place. Any reference to the Company hereunder shall include any successor(s) to the Company.

            (e) NOTICE. For the purposes of this Retention Plan, notices and all other communications provided for in the Retention Plan shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, addressed to the respective addresses last given by each party to the other, provided that all notices to the Company shall be directed to the attention of the Chief Executive Officer. All notices and communications shall be deemed to have been received on the date of delivery thereof or on the third business day after the mailing thereof, except that notice of change of address shall be effective only upon receipt.

            (f) GOVERNING LAW. The Retention Plan shall be construed, interpreted and governed in accordance with the laws of the State of Delaware without reference to rules relating to conflicts of law.

            (g) EFFECTIVE DATE. This Retention Plan shall be effective as of the Effective Date.

EXHIBIT A

                      FORM OF WAIVER AND RELEASE OF CLAIMS

                              (COMPANY LETTERHEAD)

                                     [DATE]

[NAME]
[ADDRESS]


Dear [NAME]:

            This letter agreement (the "AGREEMENT") reflects our mutual agreement concerning the termination of your employment with Retek Inc., a corporation organized under the laws of Delaware (the "COMPANY").

            1. [STATE DATE OF TERMINATION--CHANGE IN CONTROL DATE OR TERMINATION OF EMPLOYMENT] (the "EMPLOYMENT TERMINATION DATE").

            2. Consideration. Subject to your execution of this Agreement and your compliance with its terms and provided that you do not revoke your acceptance of this Agreement during the Revocation Period described in Section 5 below, the Company agrees to pay and provide you with the payments and benefits set forth in the Retek Inc. Retention and Severance Plan for Key Employees (the "PLAN") in the manner set forth in the Plan and subject to the terms of the Plan.

            3. Mutual Release. For purposes of this mutual release, "EMPLOYEE PARTIES" means, individually and collectively, you, your family members, your estate, your beneficiaries, your heirs and your assigns and the estate, beneficiaries, heirs and assigns of each of the foregoing and "COMPANY PARTIES" means, individually and collectively, the Company, its present, former and future shareholders, partners, limited partners, affiliates, direct and indirect parents, subsidiaries, successors, directors, officers, employees, agents, attorneys, heirs and assigns. The Employee Parties and the Company Parties together shall hereinafter be referred to as the "RELEASED PARTIES".

            (a) General Waiver and Release. In exchange for the mutual consideration set forth herein, the receipt and adequacy of which are herein acknowledged, and intending to be legally bound hereby, the Company, on the one hand, and you, on the other hand, do hereby release and forever discharge the Employee Parties and the Company Parties, respectively, from any and all claims, actions, causes of action, suits, costs, controversies, judgments, decrees, verdicts, damages, liabilities, attorneys' fees, covenants, contracts, and agreements that you may have against the Company Parties or the Company may have against the Employee Parties, or in the future may possess based on events occurring during the term of your employment with the Company arising out of (i) your employment relationship with or service as an employee or officer of the Company or the termination of such relationship or service or (ii) any event, condition, circumstance or obligation that occurred, existed or arose on or prior to the date you sign this Agreement, with respect to each other, including, but not limited to, any claims arising under Title VII of the Civil Rights Act of 1964, the Rehabilitation Act of 1973, the Americans with Disabilities Act of 1990, the

Civil Rights Act of 1866, the Civil Rights Act of 1991, the Employee Retirement Income Security Act of 1974, the Family Medical Leave Act of 1993, or any other federal or state or local law or any foreign jurisdiction, whether such claim arises under statute, common law or in equity, and whether or not any of the Released Parties are presently aware of the existence of such claim, damage, action or cause of action, suit or demand (collectively, including claims, actions and causes of action set forth in Section 3(b) below, the "Claims"). You and the Company also do forever release, discharge and waive any right you or the Company may have to recover in any proceeding brought by any federal, state or local agency against the Company Parties and the Employee Parties, respectively, to enforce any laws. Each of the parties hereto agrees that the value received as described in this Agreement shall be in full satisfaction of any and all claims, actions or causes of action for payment or other benefits of any kind that you may have against the Company Parties and that the Company may have against the Employee Parties.

            (b) ADEA Release. In further recognition of the above, you hereby release and forever discharge each of the Company Parties from any and all claims, actions and causes of action that you may have as of the date you sign and deliver to the Company this Agreement arising under the federal Age Discrimination in Employment Act of 1967, as amended, and the applicable rules and regulations promulgated thereunder ("ADEA").

            (c) No Impact on Obligations Under This Agreement. The releases contained in this Section 3 do not, are not intended to and shall not be interpreted to serve as a release or waiver by you or the Company with respect to the respective rights and obligations set forth in this Agreement.

            (d) No Impact on Indemnification Rights. The releases contained in this Section 3 do not, are not intended to and shall not be interpreted to serve as a release or waiver by you with respect to any indemnification rights you have and such indemnification rights shall not be effected, modified or extinguished by your execution of this Agreement.

            (e) No Pending Litigation. You hereby represent and agree that you have not filed, and will not file, any action, complaint, charge, grievance or arbitration against any Company Party. The Company hereby represents and agrees that the Company has not filed, and will not file, any action, complaint, charge, grievance or arbitration against any Employee Party.

            (f) No Right to Commence any Legal Action. You will not commence or join any legal action, which term includes, without limitation, any demand for arbitration proceedings and any complaint to any federal, state or local agency, court or other tribunal, to assert any Claim released by you under
Section 3 against a Company Party. If you commence or join any such legal action against a Company Party, you will promptly indemnify such Company Party for its reasonable costs and attorneys' fees incurred in defending such action as well as any monetary judgment obtained by you against any Company Party in such action. Similarly, the Company will not commence or join any legal action, which term includes, without limitation, any demand for arbitration proceedings and any complaint to any federal, state or local agency, court or other tribunal, to assert any Claim released by the Company under Section 3 against an Employee Party. If the Company commences or joins any such legal action against an Employee Party, the Company will promptly indemnify such Employee Party for its reasonable costs and attorneys' fees incurred in defending such action as well as any monetary judgment obtained by the Company against any Employee Party in such action.

            (g) Acknowledgment. By signing this Agreement, you hereby acknowledge and confirm that you are providing the release and discharge set forth in this Section 3 in exchange for consideration in addition to anything of value to which you are already entitled. By signing this Agreement, you hereby acknowledge and confirm that (i) you are hereby advised in writing by the Company in connection with your resignation to consult with an attorney of your choice prior to signing the Agreement and to have such attorney explain to you the terms of the Agreement, including, without limitation, the terms relating to your release of Claims arising under ADEA; (ii) you have read the Agreement carefully and completely and understand each of the terms thereof; and (iii) you were given not less than twenty-one (21) days to consider the terms of the Agreement and to consult with an attorney of your choosing with respect thereto, and that for a period of seven (7) days following your signing of this Agreement, you have the option to revoke this Agreement in accordance with the terms set forth in Section 5 below.

            4. Incentive Stock Options. You hereby acknowledge and agree that under the terms of the Plan, as of the expiration of the Revocation Period any stock options you hold that are intended to be "incentive stock options," as such term is defined in Section 422 of the Internal Revenue Code of 1986, as amended, shall automatically convert to nonqualified stock options.

            5.    Restrictive Covenants

            (a) Non-Solicitation. During the period commencing on the date of this Agreement and continuing until the first anniversary thereof, you agree that you shall not directly or indirectly, personally or through others, solicit or attempt to solicit (on the your own behalf or on behalf of any other person or entity) either (i) the employment of any employee of the Company or any of the Company's affiliates or (ii) the business of any customer of the Company or any of the Company's affiliates with whom the you had contact during your employment with the Company.

            (b) Non-Disclosure. You hereby acknowledge and agree that the services performed by you on behalf of the Company were special, unique and extraordinary in that, by reason of such employment, you have acquired confidential information and trade secrets concerning the operation of the Company, the use or disclosure of which could cause the Company substantial losses and damages which could not be readily calculated and for which no remedy at law would be adequate. Accordingly, you hereby covenant and agree with the Company that you will not at any time, except with the prior written consent of the Company, directly or indirectly, either disclose to any person, or use for your personal benefit, any secret or confidential information that your have learned by reason of your association with the Company. The term "CONFIDENTIAL INFORMATION" means any information not previously disclosed or otherwise available to the public or to the trade with respect to the Company's products, facilities and methods, trade secrets and other intellectual property, systems, procedures, manuals, confidential reports, product price lists, customer lists, financial information, business plans, prospects or opportunities.

            6. Successors. The rights and obligations under this Agreement shall inure to any and all successors of the Company.

            7. Revocation. You have the right to revoke this Agreement during the seven-day period commencing immediately following the date you sign and deliver this Agreement to the Company (the "REVOCATION PERIOD"). The period shall expire at 5:00 p.m., Eastern [Standard] Time, on the last day of the seven-day period; PROVIDED, HOWEVER, that if such seventh day is not a business day, the period shall extend to 5:00 p.m. on the next succeeding business day. In the event of any such revocation by you, the obligations of the Company under this Agreement shall terminate and be of no further force and effect as of the date of such revocation. No such revocation by you shall be effective unless it is in writing and signed by you and received by a representative of the Company prior to the expiration of the Revocation Period.

            8. Counterparts. The Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

            Your signature on the line below constitutes your agreement with each provision contained herein.

                                             RETEK INC.


                                             By:
                                                 -------------------------------
                                             Name:
                                             Title:


ACCEPTED AND AGREED:


------------------------
[NAME]
Address:
Dated:                  , 20
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                                      A-4